Proteomedix AG
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A study recently published in BJUI Compass [1], evaluated a cohort of 169 men with MRI results classified as indeterminate for clinically significant prostate cancer. Morote et al. investigated the complementarity of Proclarix and the Barcelona Risk Calculator. Results indicated that the two tools are complementary, with Proclarix improving the precision of risk stratification. Additionally, a cost-effectiveness analysis revealed substantial potential savings.
[1] Morote, J. et al. Sequencing the Barcelona-MRI predictive model and Proclarix for improving the uncertain PI-RADS 3. BJUI Compass (2024).
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#Proclarix #prostate #cancer #diagnosis #Proteomedix #innovation


BJUI
COMPASS
Open Access
Volume 6 | Number 1 | January 2025